UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2007

BearingPoint, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-31451 (Commission File Number)	22-3680505 (IRS Employer Identification No.)
1676 International Drive
McLean, VA 22102
(Address of principal executive offices)
Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Commitment Letter for New Credit Facilities
     On April 11, 2007, BearingPoint, Inc. (the “Company”) entered into a commitment letter with UBS Loan Finance LLC and UBS Securities LLC (collectively, “UBS”) providing for commitments to provide two senior secured credit facilities (collectively, the “New Credit Facilities”) consisting of (1) a term loan facility of $250 million (the “Term Loan Facility”), and (2) a synthetic letter of credit facility in an aggregate principal amount of $150 million (the “LC Facility”). The Company intends to use the proceeds of the Term Loan Facility for general corporate purposes and for payment of the fees and expenses in connection with the New Credit Facilities. The LC Facility will be used to replace existing letters of credit and provide capacity for additional letters of credit. The maturity date for the New Credit Facilities will be five years from the closing date. Morgan Stanley is acting as financial advisor to the Company.
     UBS’s commitments are not subject to a successful syndication of the New Credit Facilities; however, the closing of the New Credit Facilities is subject to the negotiation, execution and delivery of definitive documents and the satisfaction of other customary conditions. The Company currently expects to enter into the New Credit Facilities in mid-May 2007; however, there can be no assurances that the New Credit Facilities can be entered into at that time or at all. If the New Credit Facilities cannot be entered into in May 2007, the Company will pursue alternative financing strategies and management will be required to undertake much more extensive cost-cutting actions to manage the Company’s near-term cash position. There can be no assurance that any such alternative financing can be completed on a timely fashion or on terms acceptable to the Company, if at all. Any failure by the Company to enter into the New Credit Facilities in May 2007, otherwise implement alternative financing strategies, or implement additional significant cost-cutting actions could result in material and adverse consequences on the Company’s financial condition and results of operations.
     The Company’s decision to obtain the commitment for the New Credit Facilities was based, in part, on the fact that the Company’s North American cash balances have been negatively affected in the first fiscal quarter of 2007 by, among other things, cash collection levels not maintaining pace with the levels achieved in the fourth fiscal quarter of 2006 and payments made in connection with (1) the uninsured portion of the settlement of the dispute with Hawaiian Telcom Communications, Inc., (2) ongoing costs relating to the design and implementation of the new North American financial systems, (3) ongoing costs relating to production and completion of the Company’s financial statements, and (4) other additional accrued expenses for 2006 paid in the first fiscal quarter of 2007.
     At March 30, 2007, the Company had global cash balances of approximately $249 million. The Company has increased the amount of cash being repatriated from its foreign subsidiaries, but these increases, when combined with the current levels of cash collections on outstanding accounts receivable, may not be sufficient to meet the Company’s near-term North American cash needs in a cost efficient manner.
     The New Credit Facilities will include customary representations, warranties, covenants and events of default that will accommodate the Company’s continuing status as a late filer with respect to its Securities and Exchange Commission (“SEC”) periodic reports and the Company’s ongoing efforts to remediate a significant number of material weaknesses in its internal controls.
     The Company currently expects to (1) file its Annual Report on Form 10-K for the year ended December 31, 2006 with the SEC in June 2007 and (2) become current in its periodic SEC filings during the third fiscal quarter of 2007.

Limited Waiver under Existing Credit Facility
     On April 11, 2007, the Company obtained a limited waiver under the Company’s Credit Agreement, dated as of July 19, 2005 (as amended, the “Existing Credit Facility”), among the Company, BearingPoint, LLC, the guarantors party thereto, the financial institutions party thereto, and UBS AG Stamford Branch, as administrative agent. The limited waiver temporarily waives the requirements under the Existing Credit Facility with respect to the Company’s filing with the SEC of its outstanding annual and quarterly reports, and the delivery of certain financial information to the lenders under the Existing Credit Facility until May 31, 2007. The Company expects to refinance and eliminate the Existing Credit Facility upon the closing of the New Credit Facilities. During this waiver period, the Company is precluded from obtaining additional letters of credit or loans under the Existing Credit Facility.
     This inability to obtain additional letters of credit or loans under the Existing Credit Facility could materially and adversely affect the Company’s financial condition and results of operation if unexpected cash demands are made on the Company’s resources prior to the closing of the New Credit Facilities or the Company obtaining alternate financing. The Company may be required to post cash collateral to support obligations under the Existing Credit Facility, as well as surety bonds, and the Company may be unable to obtain new surety bonds, letters of credit or bank guarantees in support of client engagements on acceptable terms prior to the closing of the New Credit Facilities or the Company obtaining alternate financing.
     For a copy of the Existing Credit Facility and the amendments thereto, please see the exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 (filed on November 22, 2006).
Forward Looking Statements
     This Current Report on Form 8-K contains forward-looking statements. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “continue,” “expects,” “intends,” “plans,” “believes,” “in the Company’s view” and similar expressions are used to identify these forward-looking statements. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and which could materially and adversely affect the Company’s financial condition and results of operations. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results may differ from the forward-looking statements for many reasons, including, without limitation, the following:
     The Company’s continuing failure to timely file certain required periodic reports with the SEC imposes significant risks to the Company’s business, including the possible loss of business, delisting from the New York Stock Exchange and defaults under the Company’s credit facility. The Company’s current cash resources might not be sufficient to meet its expected near-term cash needs, especially to fund intra-quarter operating cash requirements and non-recurring cash requirements. Although the Company may seek alternative strategies to address these near-term liquidity needs (which strategies may include seeking improvements in working capital management, reducing or delaying capital expenditures, seeking additional debt or equity capital and selling assets), there can be no assurance that any of these strategies could be implemented on satisfactory terms, on a timely basis or at all. Any such equity financing would be dilutive to the Company’s existing stockholders. The Company cannot borrow additional amounts or issue additional letters of credit under its current credit facility, and the Company may not be able to refinance its debt or to do so on favorable terms. If the Company’s operating performance is materially and adversely affected, the Company may not be able to service its indebtedness. If the Company’s borrowings under the credit facility or debentures were to be accelerated, there would be a material and adverse affect on the Company’s financial condition. Downgrades of the Company’s credit ratings could materially and adversely affect its financial condition. Please refer to Item 1A, Risk Factors to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the U.S. Securities and Exchange Commission and available at http://www.sec.gov/ for additional information regarding risk factors.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2007	BearingPoint, Inc.
	By:	/s/ Judy A. Ethell
		Name:	Judy A. Ethell
		Title:	Chief Financial Officer

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